Exhibit 99.2

NEWS RELEASE FOR IMMEDIATE RELEASE

Press Contact:

Brenda Stewart

Director of Marketing Communications

312-540-6622

brenda.stewart@merge.com

MERGE HEALTHCARE ANNOUNCES OFFERING OF $52 MILLION SENIOR SECURED NOTES

Chicago, June 15, 2011 – Merge Healthcare Incorporated (NASDAQ: MRGE) (“Merge”) announced today that it intends to offer $52 million aggregate principal amount of 11.75% Senior Secured Notes due 2015. The new notes are being offered as additional debt securities under an indenture pursuant to which Merge previously issued $200 million in aggregate principal amount of Senior Secured Notes due 2015, and as supplemented by a supplemental indenture entered into on June 14, 2011 in connection with the previously announced consent solicitation. Merge intends to use the net proceeds of the offering to redeem and retire all of Merge’s outstanding Series A Preferred Stock and to pay related fees and expenses.

The new notes will be senior secured obligations of Merge and will be guaranteed on a senior basis by all of Merge’s domestic restricted subsidiaries. The new notes and the related guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The new notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the new notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the new notes will be made only by means of a private offering memorandum.

Merge Healthcare Incorporated is a leading provider of enterprise imaging and interoperability solutions. Merge Healthcare solutions facilitate the sharing of images to create a more effective and efficient electronic healthcare experience for patients and physicians. Merge Healthcare provides enterprise imaging solutions for radiology, cardiology and orthopaedics; a suite of products for clinical trials; software for financial and pre-surgical management, and applications that fuel the largest modality vendors in the world. Merge Healthcare’s products have been used by healthcare providers, vendors and researchers worldwide to improve patient care for more than 20 years. Additional information can be found at www.merge.com.

Forward Looking Statements

The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. These statements are based on information currently available to Merge Healthcare and are subject to a number of risks and uncertainties. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. Except as expressly required by the federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements. Such statements may also include, but are not limited to, statements about whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering and other such statements that are not historical facts, and which are or may be based on Merge Healthcare’s plans, estimates and projections. Such forward-looking statements involve risks and uncertainties, many of which are beyond the control of Merge Healthcare, which could cause Merge Healthcare’s actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, unanticipated expenses in connection with litigation, settlement of legal disputes, regulatory investigations or enforcement actions, Merge Healthcare’s indebtedness and ability to pay its indebtedness, tax law changes, failure to obtain or delay in obtaining necessary regulatory approvals, required financing, note holder consents or to satisfy any of the other conditions of the transaction, and general economic and business conditions that affect Merge Healthcare. These risks, uncertainties and other factors include, without limitation, those matters discussed in Item 1A of Part I of Merge Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Except as expressly required by the Federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.